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                                                              EXHIBIT 10.3(2)(b)


                               AMENDMENT NO. 6 TO
                           THE A. H. BELO CORPORATION
                         1986 LONG TERM INCENTIVE PLAN


         WHEREAS, A. H. Belo Corporation (the "Company") has heretofore adopted THE A. H. BELO CORPORATION 1986 LONG TERM INCENTIVE PLAN (the "1986 Plan"); and

         WHEREAS, pursuant to the provisions of paragraphs 16 and 18 of the 1986 Plan, the Board of Directors of the Company desires herein to amend the 1986 Plan; and

         WHEREAS, the shareholders of the Company approved the proposed amendment at their Annual Meeting on May 6, 1992;

         NOW, THEREFORE, the 1986 Plan is hereby amended as follows:

         1. Paragraph 2 of the 1986 Plan is amended by substituting the number "3,600,000" at each place the number "2,400,000" appears.

         2. Paragraph 4 of the 1986 Plan as previously amended by Amendment No. 3 is further amended by adding the following paragraphs immediately after the fourth paragraph:

                 "Each nonemployee director at the close of business of the 1992 annual meeting of shareholders of the Corporation shall also be granted an option to purchase 2,500 shares of Series A Common Stock (the "additional option") on the date of each annual meeting of the shareholders beginning with the 1992 annual meeting of shareholders and ending with the 1996 annual meeting of shareholders, provided that the director continues to be a nonemployee director at the close of business of each such annual meeting. An individual who first becomes a nonemployee director on or after the date of the 1992 annual meeting of shareholders shall be granted an option for 10,000 shares on the date of such election as a director and shall be granted an additional option for 2,500 shares on the date of each of the five following annual meetings of shareholders, provided that the director continues to be a nonemployee director at the close of business of each such annual meeting. For purposes of this paragraph, the date of an annual meeting of shareholders is the date on which the meeting is convened or, if later, the date of the last adjournment thereof.

                 Notwithstanding the provisions of paragraph 18 of the 1986 Plan, the provisions of the two immediately preceding paragraphs may not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder."
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         IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf by the officer thereunto duly authorized as of the 6th day of May, 1992.




                                       H. BELO CORPORATION



                                       By:     /s/Robert W. Decherd
                                               ---------------------------------
                                               Chairman of the Board and
                                               Chief Executive Officer



ATTEST:


/s/Michael J. McCarthy
----------------------------
Secretary



STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )


         This instrument was acknowledged before me on May 2, 1992, by Robert
W. Decherd, Chairman of the Board of A. H. Belo Corporation, a Delaware corporation, on behalf of said corporation.




                                           /s/Ulrike J. Conway
                                           -------------------------------------
                                           Notary Public in and for
                                           the State of Texas





My Commission Expires:                     Print Name of Notary:

5/1/93                                     /s/Ulrike J. Conway
----------------------                     -------------------------------------